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                              AMENDMENTS TO THE COLEMAN
                     RETIREMENT INCENTIVE SAVINGS PLAN ("CRISP")


                                 AMENDMENTS TO CRISP

     The following Amendments to the Coleman Retirement Incentive Savings Plans ("CRISP") are made effective as of the dates stated herein by The Coleman Company, Inc. (the "Company").

     WHEREAS, the Company has reserved the right to amend the Plan; and

     WHEREAS, it is desirable to make certain amendments to the Plan.

     NOW, THEREFORE, the Plan shall be amended as follows:

1. A new paragraph shall be added effective retroactively to January 1, 1998 at the end of Section 3.6, to read as follows:

          Notwithstanding anything to the contrary, an Employee shall not incur a Severance from Service and no distribution shall be made to any individual upon an employment transfer involving the Employer or any Affiliate or any other circumstance where the Employee would not have a "Separation from Service" under the provisions of the Code or any other judicial or administrative interpretation thereof;


2. Section 2.1(l) shall be amended effective retroactively to January 1, 1997 to read as follows:

          (l) ELIGIBLE EMPLOYEE means an Employee who is employed and compensated (by a payroll check issued directly from the Employer to the Employee or direct payroll deposit made to the Employee?s account) by an Employer. An Employee shall not be an Eligible Employee if such person is --

               (1)  Not on the Employer's United States payroll;
               (2) Included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and any Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such Employer unless, pursuant to such bargaining, the Employee is required to be an Eligible employee;

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               (3)  Included in a group listed in Appendix A attached to this document;
               (4)  A leased employee within the meaning of Code Section 414(n);
               (5) Effective January 1, 1996, any person employed by the Company on a weekly or hourly basis in the continental United States; or
               (6) Covered by an outsourcing or leasing agreement (regardless of their employment status with Employer).

3. Section 2.1(q) shall be amended retroactively to January 1, 1997 to read as follows:

          The term "Highly Compensated Employee" means any Employee who was a 5% owner at any time during the current or preceding Plan Year, or for the preceding Plan Year received compensation from the Employer in excess of $80,000 and, if the Employer so elects, was in the top-paid 20% of Employees. For purposes of determining the number of employees in the top-paid 20%, the following employees are excluded: employees who have not completed six months of service; employees who normally work less than 17-1/2 hours per week; employees who normally work during not more than six months during any Plan Year; employees who have not attained age 21; and to the extent allowable under Treasury regulation, employees covered by a collective bargaining agreement between employee representatives and the Company or an Affiliate;

4. Section 5.2(b) shall be amended retroactively effective to January 1, 1990, to read as follows:

          (b) Accelerated Vesting. Notwithstanding subsection (a) above, a Member shall be fully vested and have a nonforfeitable interest in his entire Matching Contributions Account if -

               (1)  the Member retires on or after age 55;
               (2)  the Member dies or suffers a Disability while an Employee;
                    or
               (3) contributions to the Plan are completely discontinued or the Plan is terminated, or the Plan is partially terminated and such Member is affected by such partial termination.

5. Section 7.1 shall be amended retroactively to January 1, 1997 by replacing the first full paragraph before subsection (a) with the following:

          The Plan Administrator may, at any time, and from time to time, establish or designate investment funds (hereinafter "Fund" or "Funds") for the investment of contributions under this Plan and Trust. The Plan Administrator shall formulate detailed written objectives and procedures for such Funds and the administration of individually directed accounts. The Plan Administrator may also supplement the rules of this Article by adopting written procedures concerning the maintenance of the individually directed accounts (sometimes hereinafter referred

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          to as "IDAs") for Participants.  Each Participant shall invest his or her Accounts among the Fund or Funds so established. In the event any Participant fails or refuses to make a designation among the Fund or Funds so established, such Participant's Account shall be invested in the Savings Fund (or its successor). All such Funds shall be established an maintained in according with the following subsections:

6. Section 14.3 shall be amended retroactively to January 1, 1997 by adding a new unnumbered paragraph at the end thereof to read as follows:

          The beneficiary of any benefits assigned to Alternate Payee under a domestic relations order shall be such person or persons as the Alternate Payee may designate; which designation may include, but shall not be limited to Alternate Payee's estate. All designations shall be clearly set forth in the domestic relations order or on such form or forms as the Plan Administrator shall prescribe for such purpose. In the event no beneficiary is designated, benefits shall revert to Participant.

7. Sections 6.2 and 6.3 shall be amended retroactively to January 1, 1998 as follows:

          The references to $3,500 contained in Sections 6.2 and 6.3 shall be increased to $5,000;

8. Section 5.2 shall be amended retroactively to January 1, 1998 by adding a new subsection C, as follows:

               C. SPECIAL VESTING RULES. A Member who terminates employment between March 31, 1998 and March 30, 2001 and who begins to receive severance benefits under the Laser severance policy or The Coleman Company, Inc. Executive Severance Policy between March 31, 1998 and March 30, 2001, shall be fully (100%) vested in such Member's Prior Plan accounts.


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IN WITNESS WHEREOF, the authorized officers of The Coleman Company, Inc. have signed this document and have affixed the corporate seal, effective as of the 15 day of March, 1999.


                                            THE COLEMAN COMPANY, INC.

ATTEST:
                                            By /s/ Ronald R. Richter
                                              -----------------------
                                                   Ronald R. Richter

                                            Its    Vice President and Treasurer

By /s/ Janet G. Kelley
  ---------------------
       Janet G. Kelley

Its    Vice President and Secretary